Exhibit 8

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat
Level 25, 60 Martin Place
GPO Box 1
SYDNEY NSW 2000
Telephone: (61 2) 9216 0390
Facsimile: (61 2) 9226 1888

Media release

8 April 2003

Westpac and BT notify New Zealand regulator on BT funds

Westpac and BT Funds Management (BT) have brought to the attention of the New Zealand Securities Commission (Securities Commission) apparent non-compliance by BT with New Zealand securities regulations. This non-compliance occurred before Westpac acquired BT in October 2002.

This New Zealand regulatory issue does not affect Australian BT investors.

The issue is a technical one, involving the late filing by BT of documents required to be lodged with the New Zealand Registrar of Companies. The filing requirement is common to all Australian issuers in New Zealand of which BT is one. The Securities Commission has advised Westpac that it will inquire into a broad range of matters relating to this issue.

BT believes it is unlikely that any of its New Zealand clients’ investments were prejudiced as the non-compliance relates only to the timing of filing and not the content and accuracy of the legal documents.

BT is working on identifying all potentially affected clients. This will take a further three weeks and on completion BT will write to affected clients and their advisers informing them of their rights and any actions they should take.

BT intends to make an application to the New Zealand High Court to validate affected investments and to pursue other potential avenues of relief from consequences of non-compliance. BT will support affected clients in being appropriately represented in any court process.

Westpac has a specific indemnity from the Principal Financial Group for this issue. It is not expected there will be any material financial cost to Westpac or BT arising from these circumstances.

Westpac is reviewing all funds previously offered to New Zealand clients and has assured the New Zealand Securities Commission that all offers currently being made in New Zealand by BT and Westpac are compliant with the existing law.

Any of BT’s New Zealand clients with immediate queries or concerns should contact the BT free information line on 0800 800 660.

Ends.

For Further Information

David Lording
Media Relations
Westpac Banking Corporation
Ph: +61 2 9226 3150

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat
Level 25, 60 Martin Place
GPO Box 1
SYDNEY NSW 2000
Telephone: (61 2) 9216 0390
Facsimile: (61 2) 9226 1888

Media release

8 April 2003

Westpac and BT notify New Zealand regulator on BT funds

Westpac and BT Funds Management (BT) have brought to the attention of the New Zealand Securities Commission (Securities Commission) apparent non-compliance by BT with New Zealand securities regulations. This non-compliance occurred before Westpac acquired BT in October 2002.

This New Zealand regulatory issue does not affect Australian BT investors.

The issue is a technical one, involving the late filing by BT of documents required to be lodged with the New Zealand Registrar of Companies. The filing requirement is common to all Australian issuers in New Zealand of which BT is one. The Securities Commission has advised Westpac that it will inquire into a broad range of matters relating to this issue.

BT believes it is unlikely that any of its New Zealand clients’ investments were prejudiced as the non-compliance relates only to the timing of filing and not the content and accuracy of the legal documents.

BT is working on identifying all potentially affected clients. This will take a further three weeks and on completion BT will write to affected clients and their advisers informing them of their rights and any actions they should take.

BT intends to make an application to the New Zealand High Court to validate affected investments and to pursue other potential avenues of relief from consequences of non-compliance. BT will support affected clients in being appropriately represented in any court process.

Westpac has a specific indemnity from the Principal Financial Group for this issue. It is not expected there will be any material financial cost to Westpac or BT arising from these circumstances.

Westpac is reviewing all funds previously offered to New Zealand clients and has assured the New Zealand Securities Commission that all offers currently being made in New Zealand by BT and Westpac are compliant with the existing law.

Ends.

For Further Information

David Lording
Media Relations
Westpac Banking Corporation
Ph: +61 2 9226 3150